EX-99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

               James A. McNamara, Principal Executive Officer, and George F. Travers, Principal Financial Officer of Goldman Sachs Credit Strategies Fund (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

Goldman Sachs Credit Strategies Fund	Goldman Sachs Credit Strategies Fund

/s/ James A. McNamara	/s/ George F. Travers

James A. McNamara	George F. Travers

Date: October 6, 2011	Date: October 6, 2011

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.